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Exhibit 10.6

MASTER LOAN PURCHASE AGREEMENT

        THIS AGREEMENT, dated as of June 1, 2004 is made by Bank of Tennessee and between Community South Bank and Trust (in organization), a South Carolina state-chartered banking organization currently in the process of organization and capitalization, having its principal place of business at PO Box 2849 Easley, South Carolina (herein "Community South") and Bank of Tennessee, a Tennessee banking corporation having its principal place of business at 301 East Center Street, Kingsport, TN (herein "Bank of Tennessee")

RECITALS:

  A.
  Community South is presently completing the process of organization and capitalization to operate as a South Carolina state-chartered bank and anticipates that it will have received its banking charter from the South Carolina Office of the Commissioner of Banks and will have capitalization of $12,000,000.00 in place on or about 11/31/04.

  B.
  Community South has identified certain prospective banking customers and is aware of certain loan requests, which such customers desire to consummate prior to the time Community South receives it's charter from the South Carolina Office of the Commissioner of Banks.

  C.
  Bank of Tennessee is willing to provide interim assistance to Community South in the form of funding loans which Community South proposes between the date of this Agreement and receipt of its banking charter from the South Carolina Office of the Commissioner of Banks.

  D.
  Community South has requested that Bank of Tennessee enter into this Agreement to evidence its' commitment to such interim loan process and Bank of Tennessee is willing to do so upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and in consideration of the parties' mutual covenants and undertakings set forth herein below, Community South and Bank of Tennessee do hereby contract and agree as follows:

        1.    Funding Commitment.    Subject to the terms and conditions of this Agreement, Bank of Tennessee hereby commits to fund loans developed and proposed by Community South in the aggregate principal amount of up to $15,000,000.00.

        2.    Term of Agreement.    This Agreement shall become effective as of the date hereof and shall remain in effect until Community South receives its banking charter from the South Carolina Office of the Commissioner of Banks provided, however, in the event Community South has not received such charter by 10/31/04, Bank of Tennessee may terminate this Agreement upon five days written notice to Community South.

        3.    Loan Origination Process.    Community South shall be solely responsible for identifying prospective loan customers and preparing loan proposals, which it desires for Bank of Tennessee to consider. Bank of Tennessee shall have no duty to assist Community South in identifying prospective loan customers or developing such loan proposals and shall only be required to evaluate loan proposals which are submitted by Community South. Each such loan proposal shall be presented to Bank of Tennessee in writing and shall be accompanied by such financial and credit information and other supporting information as Bank of Tennessee may reasonably request along with Bank of Tennessee's Loan Approval Memorandum. All aspects of each loan proposed by Community South pursuant to this Agreement, including but not limited to interest rate, collateral, repayment schedule, and borrower status and creditworthiness, shall be satisfactory to Bank of Tennessee in its sole discretion, and the decision whether to fund a particular loan proposed by Community South under this Agreement shall be within Bank of Tennessee's sole and absolute discretion.

Notwithstanding any other provision herein, all loans originated under this Agreement shall require the prior written approval of Bank of Tennessee. Community South shall not be entitled to receive any compensation or reimbursement of expenses from Bank of Tennessee in connection with any loan proposed or funded pursuant to this Agreement.

        4.    Loan Documentation and Closings.    In the event Bank of Tennessee agrees to fund a particular loan proposal, the loan documentation shall be prepared on Bank of Tennessee's standard loan forms, or in such other form as Bank of Tennessee reasonably determines to be appropriate. No loans made pursuant to this Agreement shall be closed at Community South offices. All loans made hereunder shall be closed in an office of Bank of Tennessee, at the office of an attorney or escrow agent, or otherwise at a non Community South location acceptable to Bank of Tennessee.

        5.    Loan List.    Attached hereto is Schedule, A which is a schedule for all loans hereafter funded by Bank of Tennessee pursuant to this Agreement. Schedule A shall be updated each time Bank of Tennessee funds a loan at Community South's request pursuant to this Agreement, it being the parties' mutual intention that Schedule A shall, at all times, set forth an accurate record and summary of the loans funded by Bank of Tennessee hereunder.

        6.    Loan Purchase Agreement:    Within 90 days after Community South receives it's license to commence the business of banking from the SC Banking Commission and FDIC Certificate of Deposit Insurance and is open for business, Community South shall purchase from Bank of Tennessee all loans allowable by law and conforming with Community South loan policies and practices at the time of purchase, then outstanding and funded by Bank of Tennessee pursuant to this Agreement. The purchase price for such loans shall be 100% of the aggregate outstanding principal balance plus 100% of the aggregated interest accrued and unpaid to the date Community South tenders payment to Bank of Tennessee. Upon tender of payment Bank of Tennessee shall assign such loans to Community South by execution of an Assignment Agreement substantially in the form attached hereto and hereby incorporated reference. In the event any single loan exceeds Community South's legal lending limit, Community South can purchase up to 100% of its legal lending limit. Community South shall transfer the aggregated purchase price for such loans to Bank of Tennessee by wire transfer and upon receipt thereof, Bank of Tennessee shall transfer loan and credit files for each such loan to Community South. Each Promissory Note representing a loan purchased by Community South under this agreement shall be endorsed to Community South by Bank of Tennessee without recourse. The parties agree that Bank of Tennessee shall have no responsibility for the payment or collection of any such loan and shall not be obligated to participate in any loss or expense which may thereafter be incurred by Community South under any such loan unless the loan is shared through a participation agreement.

        7.    Loan Fee Agreement.    All loan fees realized shall be escrowed at Bank of Tennessee throughout the organization. Bank of Tennessee shall retain 50% of the fees. 50% of escrowed fees shall be refunded to Community South upon receiving its charter and opening for business. Bank of Tennessee will retain all fees in the event the organizing bank does not receive its charter and does not open for business. This fee agreement shall remain in effect unless by mutual consent Community South and Bank of Tennessee agree on pro-rating the fee differently on an individual loan in the event Bank of Tennessee has agreed to retain part of the loan after Community South opens for business as a participation.

        8.    No Committed Banking Relationships.    Nothing contained herein shall be construed to require Bank of Tennessee to establish any lending or depository relationship with any banking customer proposed by Community South.

        9.    Notices.    Any notice or communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly and properly given (a) when delivered personally, (b) if sent by telecopy, when receipt thereof is acknowledged at the telecopy number below, (c) on the second day following the day on which the same has been delivered prepaid to a national air courier service, or (d) three (3) business days following deposit in the United States mails, in registered or certified form, postage prepaid. In each case, notices and communications shall be addressed as follows:

    If to Community South (In Organization):

    C. Allan Ducker, III
    CEO
    Community South Bank and Trust
    PO Box 2849
    Easley, SC 29641

    If to Bank of Tennessee:

    Tony L. Howell
    Executive Vice President
    301 East Center Street
    Kingsport, TN 37660
    Fax No. (423) 378-9540

        10.    Applicable Law.    This Agreement is made and intended as a Tennessee contract and shall be construed and applied according to the laws of the state of Tennessee.

        11.    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties' respective successors and assigns; provided, however, Community South shall not be entitled to transfer or assign any rights or obligations which it may have under this agreement without Bank of Tennessee's prior written consent. Likewise, Bank of Tennessee can not transfer or assign any rights or obligations which it may have under this agreement without Community South's prior written consent.

        12.    Merger.    This Agreement constitutes the entire understanding of the parties with respect to the subject matter covered hereby and all-prior discussions, correspondence, drafts of this agreement, and other communications between the parties with respect to such subject matter are merged herein.

        IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their respective authorized corporate representatives as of the date first written hereinabove.

Community South Bank and Trust (IN ORGANIZATION)
By:	C. Allan Ducker CEO
BANK OF TENNESEE
By:	Tony L. Howell Executive Vice President

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  Exhibit 10.6
MASTER LOAN PURCHASE AGREEMENT